Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

On December 1, 2021, we completed our previously announced acquisition of the Marketing, Risk, and Communications Solutions Business (A Business of Neustar, Inc.) (“Neustar”), pursuant to a Securities Purchase Agreement dated September 11, 2021, (the “Neustar Agreement”).

We acquired 100% of the equity interests of Neustar for $3,106.6 million in cash, subject to certain customary purchase price adjustments as set forth in the Neustar Agreement (the “Neustar Acquisition’). The transaction was primarily funded with the proceeds from the issuance of our Incremental Term B-6 Loan, which closed concurrently with the closing of the transaction (the “Acquisition Financing”).

The unaudited pro forma combined financial information has been derived from:

•	TransUnion

•

Audited historical consolidated financial statements and related notes as of and for the year-ended December 31, 2020, as included in TransUnion’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 16, 2021.

•

Interim unaudited historical condensed consolidated financial statements and related notes as of and for the nine months ended September 30, 2021, as included in TransUnion’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) on October 26, 2021.

•	Neustar, Inc.

•

Audited combined financial statements and related notes of the Marketing, Risk, and Communications Solutions Business (A Business of Neustar, Inc.) as of and for the year ended December 31, 2020, included as Exhibit 99.1 in the Company’s Current Report on Form 8-K/A to which this Exhibit 99.3 is attached.

•

Interim unaudited combined financial statements and related notes of the Marketing, Risk, and Communications Solutions Business (A Business of Neustar, Inc.) as of and for the nine months ended September 30, 2021, included as Exhibit 99.2 in the Company’s Current Report on Form 8-K/A to which this Exhibit 99.3 is attached.

The unaudited pro forma combined financial information is based on the historical consolidated financial statements of the Company and the historical combined financial statements of Neustar as adjusted to give effect to the Neustar Acquisition and Acquisition Financing, collectively “the Transactions”. The unaudited pro forma condensed combined balance sheet as of September 30, 2021 gives effect to the Transactions as if they occurred or had become effective September 30, 2021. The unaudited pro forma condensed combined statements of income for the nine months ended September 30, 2021 and the fiscal year ended December 31, 2020, give effect to the Transactions as if they occurred or had become effective on January 1, 2020. Further information is provided in Note 1 to this unaudited pro forma combined financial information.

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended. The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes to the unaudited pro forma combined financial statements. In addition, the unaudited pro forma combined financial information was derived from and should be read in conjunction with the other exhibits in the Company’s Current Report on Form 8-K/A to which this Exhibit 99.3 is attached.

The unaudited pro forma condensed combined financial information has been prepared by TransUnion using the acquisition method of accounting in accordance with U.S. generally accepted accounting principles (“GAAP”). TransUnion has been treated as the acquirer in the Neustar Acquisition for accounting purposes. The pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable. The unaudited pro forma condensed combined financial information is provided for illustrative and informational purposes only and does not purport to represent or be indicative of the consolidated results of operations or financial condition of TransUnion had the Neustar Acquisition been completed as of the dates presented and should not be construed as representative of the future consolidated results of operations or financial condition of the combined entity.

The valuations of the assets acquired and liabilities assumed are preliminary and have not yet been finalized as of the date of this filing. The purchase price allocations are preliminary and subject to change, including the valuation of intangible assets, income taxes and goodwill, among other items. The final purchase price allocation may be materially different than the preliminary purchase consideration allocation presented in the unaudited pro forma combined financial information. Any changes in the fair values of the net assets or total purchase consideration as compared with the information shown in the unaudited pro forma condensed combined financial information may change the amount of the total purchase price allocated to goodwill and other assets and liabilities and may impact the combined company’s balance sheet and statement of income. As a result of the foregoing, the pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information.

The unaudited pro forma combined financial information does not reflect any expected cost savings, operating synergies or revenue enhancements that the combined entity may achieve as a result of the acquisition or the costs necessary to achieve any such cost savings, operating synergies or revenue enhancements.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2021

(in millions)

	TransUnion Historical	Neustar Historical (Note 2)	Transaction Accounting Adjustments (Note 3)	Note		Pro forma
Assets
Current assets:
Cash and cash equivalents	$708.8	$127.7	$(162.9)	3		$673.6
Trade accounts receivable, net of allowance	513.6	116.7	2.0	3	(A)	632.3
Other current assets	228.2	53.5	(28.6)	3		253.1

Total current assets	1,450.6	297.9	(189.5)			1,559.0
Property, plant and equipment, net	196.4	58.4	(15.9)	3		238.9
Goodwill	3,424.7	746.6	1,153.7	3		5,325.0
Other intangibles, net	2,161.2	395.4	1,117.6	3	(B)	3,674.2
Other assets	275.5	15.6	73.0	3		364.1

Total assets	$7,508.4	$1,513.9	$2,138.9			$11,161.2

Liabilities and stockholder’s equity
Current Liabilities:
Trade accounts payable	$227.7	$14.8	$14.3	3	(A)	$256.8
Short-term debt and current portion of long-term debt	76.5	—	31.2	4	(A)	107.7
Other current liabilities	375.8	146.2	79.2	3		601.2

Total current liabilities	680.0	161.0	124.7			965.7
Long-term debt	3,253.1	1,310.5	1,706.9	4	(A)	6,270.5
Deferred taxes	419.8	16.0	349.1	3		784.9
Other liabilities	174.3	35.8	48.7	3		258.8

Total Liabilities	4,527.2	1,523.3	2,229.4			8,279.9
Common stock	2.0	—	—			2.0
Additional paid-in capital	2,161.5	—	—			2,161.5
Treasury stock at cost	(250.1)	—	—			(250.1)
Retained earnings	1,255.7	(9.5)	(90.4)	4	(B)	1,155.8
Accumulated other comprehensive loss	(288.3)	0.1	(0.1)	4	(B)	(288.3)

Total TransUnion stockholders’ equity	2,880.8	(9.4)	(90.5)			2,780.9
Noncontrolling interests	100.4	—	—			100.4

Total company stockholder’s equity	2,981.2	(9.4)	(90.5)			2,881.3

Total liabilities and stockholders’ equity	$7,508.4	$1,513.9	$2,138.9			$11,161.2

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021

(in millions, except per share data)

	TransUnion Historical	Neustar Historical (Note 2)	Transaction Accounting Adjustments	Note		Pro forma
Revenue	$2,311.1	$433.8	$(0.8)	3	(A)	$2,744.1
Operating expenses
Cost of services (exclusive of depreciation and amortization below)	752.6	190.6	(0.8)	3	(A)	942.4
Selling, general and administrative	682.4	160.5	—			842.9
Depreciation and amortization	288.6	82.8	13.4	3	(B)	384.8

Total operating expenses	1,723.6	433.9	12.6			2,170.1

Operating income (loss)	587.5	(0.1)	(13.4)			574.0
Non-operating income and (expense)
Interest expense	(77.1)	(67.8)	(1.6)	4	(A)	(146.5)
Interest income	2.5	—	—			2.5
Earnings from equity method investments	8.6	—	—			8.6
Other income and (expense), net	(10.8)	(4.1)	—			(14.9)

Total non-operating income and (expense)	(76.8)	(71.9)	(1.6)			(150.3)

Income (loss) before income taxes	510.7	(72.0)	(15.0)			423.7
Provision for income taxes	(129.1)	4.7	3.8	4	(D)	(120.6)

Net income (loss)	381.7	(67.3)	(11.2)			303.1
Less: net income attributable to noncontrolling interests	(12.0)	—	—			(12.0)

Net income (loss)	$369.7	$(67.3)	$(11.2)			$291.1

Weighted-average shares outstanding
Basic	191.3					191.3
Diluted	192.9					192.9
Earnings per share:
Basic	$1.93					$1.52
Diluted	$1.92					$1.51

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2020

(in millions, except per share data)

	TransUnion Historical	Neustar Historical (Note 2)	Transaction Accounting Adjustments	Note		Pro forma
Revenue	$2,716.6	$535.8	$(1.9)	3	(A)	$3,250.5
Operating expenses
Cost of services (exclusive of depreciation and amortization below)	920.4	264.7	(1.9)	3	(A)	1,183.2
Selling, general and administrative	860.3	215.3	—			1,075.6
Depreciation and amortization	367.9	119.3	9.2	3	(B)	496.4

Total Operating expenses	2,148.6	599.3	7.3			2,755.2

Operating income (loss)	567.9	(63.5)	(9.2)			495.3
Non-Operating income and (expense)
Interest expense	(126.3)	(100.0)	7.2	4	(A)	(219.1)
Interest income	5.6	0.2	—			5.8
Earnings from equity method investments	8.9	—	—			8.9
Other income and (expense), net	(0.4)	(7.5)	(99.9)	4	(C)	(107.8)

Total non-operating income and (expense)	(112.2)	(107.3)	(92.7)			(312.2)

Income (loss) before income taxes	455.8	(170.8)	(101.9)			183.1
Provision for income taxes	(100.2)	40.2	25.5	4	(D)	(34.5)

Net income (loss)	355.6	(130.6)	(76.4)			148.6
Less: net income attributable to noncontrolling interests	(12.4)	—	—			(12.4)

Net Income (loss)	$343.2	$(130.6)	$(76.4)			$136.2

Weighted-average shares outstanding:
Basic	189.9					189.9
Diluted	192.2					192.2
Earnings per share:
Basic	$1.81					$0.72
Diluted	$1.79					$0.71

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

Note 1 – Basis of Presentation

The unaudited pro forma condensed combined financial statements were prepared by TransUnion in connection with the Company’s acquisition of Neustar, a premier identity resolution company.

The unaudited condensed combined pro forma financial information and related notes were prepared in accordance with Article 11 of Regulation S-X and are based upon TransUnion’s and Neustar’s fiscal year end reporting for the year ended December 31, 2020 and interim reporting as of and for the nine-month period ended September 30, 2021, adjusted for certain pro forma adjustments described below.

The pro forma adjustments have been prepared as if the transactions between TransUnion and Neustar in the case of the unaudited pro forma condensed combined statements of income occurred on January 1, 2020. The pro forma adjustments have been prepared as if the transactions between TransUnion and Neustar in the case of the unaudited pro forma condensed combined balance sheet occurred on September 30, 2021. The historical consolidated financial information has been adjusted in the unaudited pro forma condensed combined financial statements in accordance with Article 11 of Regulation S-X as amended. The pro forma adjustments are based on currently available information and certain estimates and assumptions, and therefore the actual effect of these transactions may differ from the pro forma adjustments.

The accompanying unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations, (“ASC 805”). ASC 805 requires, among other things, that the assets acquired, and liabilities assumed in a business combination be recognized at their fair values as of the acquisition date. For purposes of the unaudited pro forma condensed combined balance sheet, the purchase price consideration has been allocated to the assets acquired and liabilities assumed of Neustar based upon management’s preliminary estimate of their fair values as of December 1, 2021. The excess of the purchase price consideration over the fair value of assets acquired and liabilities assumed is allocated to goodwill. Accordingly, the purchase price allocation and related adjustments reflected in the unaudited pro forma condensed combined financial information are preliminary and subject to adjustment based on a final determination of fair value. The purchase price consideration as well as the estimated fair values of the assets and liabilities will be updated and finalized as soon as practicable, but no later than one year from the closing of the acquisition.

The accounting policies followed in preparing the unaudited pro forma condensed combined financial statements are those used by TransUnion as set forth in the audited historical financial statements. The unaudited pro forma condensed combined financial statements reflect any material adjustments known at this time to conform Neustar’s historical financial information to TransUnion’s significant accounting policies based on TransUnion’s initial review and understanding of Neustar’s summary of significant accounting policies from the date of the acquisition. A more comprehensive comparison and assessment will occur, which may result in additional differences identified. Additionally, TransUnion has included certain reclassification adjustments for consistency in the financial statement presentation. See Note 2 for more information.

TransUnion management believes that the assumptions used provide a reasonable basis for presenting the significant effects of the transactions, and that the pro forma adjustments in the unaudited pro forma condensed combined financial statements give appropriate effect to the assumptions.

Note 2 – Neustar Financial Information

This represents the historical financial information of Neustar which reflects certain reclassifications to align with TransUnion’s financial statement presentation.

UNAUDITED NEUSTAR CONDENSED BALANCE SHEET

AS OF SEPTEMBER 30, 2021

(Dollars in millions)

	Historical	Reclassification Adjustments [1]		Total
Assets
Current assets:
Cash and cash equivalents	$127.7	$—		$127.7
Restricted cash	2.5	(2.5)	b.	—
Accounts receivable, net	108.2	8.5	a.	116.7
Unbilled receivables	9.1	(9.1)	a.	—
Prepaid expenses and other current assets	50.4	3.1	a.b.	53.5

Total current assets	297.9	—		297.9

Property and equipment, net	90.6	(32.2)	c.	58.4
Goodwill	746.6	—		746.6
Intangible assets, net	363.2	32.2	c.	395.4
Other assets, long term	15.6	—		15.6

Total assets	$1,513.9	$—		$1,513.9

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$14.8	$—		$14.8
Accrued expenses	90.6	(90.6)	d.	—
Deferred revenue	42.4	(42.4)	d.	—
Other liabilities	13.2	133.0	d.	146.2

Total current liabilities	161.0	—		161.0

Deferred revenue, long term	3.2	(3.2)	e.	—
Long-term debt, net	1,310.5	—		1,310.5
Deferred income tax liabilities, net	16.0	—		16.0
Other liabilities, long term	32.6	3.2	e.	35.8

Total liabilities	$1,523.3	$—		$1,523.3

Stockholders’ equity:
Parent company investment	(9.5)	—		(9.5)
Accumulated other comprehensive income	0.1	—		0.1

Total stockholders’ equity	$(9.4)	$—		$(9.4)

Total liabilities and stockholders’ equity	$1,513.9	$—		$1,513.9

[1]

Represent reclassification entries necessary to condense the Neustar financial statement presentation to align with the condensed TransUnion financial statement presentation included in the unaudited pro forma condensed consolidated financial statements, including:

a.	Unbilled receivables reclassified to accounts receivables and other current assets (for contract assets);
b.	Restricted cash reclassified to other current assets;
c.	Software reclassified from property and equipment to intangible assets;
d.	Accrued expenses and deferred revenue reclassified to other liabilities;
e.	Non-current deferred revenue reclassified to other non-current liabilities.

UNAUDITED NUSTAR CONDENSED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021

(Dollars in millions)

	Historical	Reclassification Adjustments [1]		Total
Revenue	$433.8	$—		$ 433.8
Operating expense:
Cost of revenue (excluding depreciation and amortization below)	178.9	11.7	b.c.	190.6
Sales and marketing	115.5	(115.5)	a.	—
Research and development	10.9	(10.9)	b.	—
General and administrative	50.2	110.3	a.c.e.	160.5
Depreciation and amortization	82.8	—		82.8
Restructuring charges	1.5	(1.5)	c.	—
Transition services	(2.0)	2.0	d.	—

Total operating expenses	437.8	(3.9)		433.9

Income (loss) from operations	(4.0)	3.9		(0.1)

Other (expenses) income
Interest and other expense	(68.0)	0.2	f.	(67.8)
Interest income	—	—		—
Other income and (expense), net	—	(4.1)	d.e.f.	(4.1)

Loss before income taxes	(72.0)	—		(72.0)

Benefit from income taxes	(4.7)	—		(4.7)

Net loss	$(67.3)	$—		$(67.3)

[1]

Represent reclassification entries necessary to condense the Neustar financial statement presentation to align with the condensed TransUnion financial statement presentation included in the unaudited pro forma condensed consolidated financial statements, including:

a. Sales and marketing reclassed to selling general and administrative expenses;

b. Research and development reclassified to cost of revenue;

c. Restructuring charges reclassified to cost of revenue and general administrative expense;

d. Transition services revenue reclassified to non-operating income;

e. Transaction cost reclassified from general and administrative to non-operating expense;

f. Other expense reclassed to non-operating expense.

AUDITED NEUSTAR CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2020

(Dollars in millions)

	Historical	Reclassification Adjustments [1]		Total
Revenue	$535.8	$—		$535.8
Operating expense:
Cost of revenue (excluding depreciation and amortization below)	240.7	24.0	b.c.	264.7
Sales and marketing	144.5	(144.5)	a.	—
Research and development	13.6	(13.6)	b.	—
General and administrative	62.4	152.9	a.c.	215.3
Depreciation and amortization	119.3	—		119.3
Restructuring charges	18.8	(18.8)	c.	—
Transition services	(1.7)	1.7	d.	—

Total operating expenses	597.6	1.7		599.3

Income (loss) from operations	(61.8)	(1.7)		(63.5)

Other (expenses) income
Interest and other expense	(109.2)	9.2	e.	(100.0)
Interest income	0.2	—		0.2
Other income and (expense), net	—	(7.5)	d.e.	(7.5)

Loss before income taxes	(170.8)	—		(170.8)

Benefit from income taxes	(40.2)	—		(40.2)

Net loss	$(130.6)	$—		$(130.6)

[1]

Represent reclassification entries necessary to condense the Neustar financial statement presentation to align with the condensed TransUnion financial statement presentation included in the unaudited pro forma condensed consolidated financial statements, including:

a. Sales and marketing reclassified to selling general and administrative expenses;

b. Research and development reclassified to cost of revenue;

c. Restructuring charges reclassified to cost of revenue and general administrative expense;

d. Transition services revenue reclassified to non-operating income;

e. Other expense reclassified to non-operating expense.

Note 3 – Neustar Acquisition

Under the terms of the transaction between TransUnion and Neustar, TransUnion acquired Neustar for total purchase consideration of approximately $3.1 billion in cash, subject to certain customary purchase price adjustments. TransUnion funded the cash portion of the transaction consideration with borrowings from the Acquisition Financing. TransUnion did not assume any outstanding borrowings of Neustar.

The pro forma adjustments reflect the recognition of the assets and liabilities acquired at fair value. In certain instances in which we concluded that the book value approximates fair value, the pro forma adjustment reflects the differences between the book value as of September 30, 2021 and the completion date of the Neustar Acquisition, along with establishing a lease right of use asset and operating lease liability as a result of the adoption of Accounting Standards Codification Topic 842, Leases.

The following reflects the preliminary purchase price allocation among assets acquired and liabilities assumed (in millions):

Description Amounts in millions	Preliminary estimate of fair value	Total
Purchase price consideration		$3,106.6
Neustar net assets to be acquired:
Assets:
Cash and cash equivalents	122.7
Trade accounts receivables	118.7
Other current assets	24.9
Right of use lease assets	83.2
Property, plant, and equipment	42.5
Identifiable intangibles assets	1,513.0
Other assets	5.4

Total assets acquired	1,910.4
Liabilities assumed:
Accounts payable	29.1
Other current liabilities	157.6
Deferred revenue	49.3
Operating lease liabilities	88.3
Deferred taxes	365.1
Other liabilities	14.7

Total liabilities assumed	704.1

Net assets of Neustar at September 30, 2021		1,206.3

Purchase price in excess of net assets acquired		1,900.3
Less: Neustar historical goodwill		(746.6)

Pro forma adjustment to goodwill		$1,153.7

Goodwill represents the excess of the purchase price of an acquired business over the fair value of assets acquired and liabilities assumed. Goodwill will not be amortized but instead will be tested for impairment at least annually (or more frequently if indicators of impairment arise). In the event that management determines that goodwill has become impaired, TransUnion will incur an accounting charge for the amount of the impairment during the fiscal quarter in which the determination is made.

The impact to the Company’s pro forma cash and cash equivalents is a combination of the cash proceeds from the Acquisition Financing, less i) the total purchase consideration paid to fund the Neustar Acquisition and ii) other direct costs of the Company incurred in connection with the Neustar Acquisition, as well as an adjustment to reflect changes in book value in cash and cash equivalents from September 30, 2021 to the date of acquisition as follows (in millions):

Amount
Incremental Term B-6 Loan (4A)	$3,100.0
Less: Purchase consideration paid for the Neustar Acquisition	(3,106.6)
Less: Acquisition costs & debt issuance costs (i)	(151.3)
Less: Cash adjustment to acquisition date	(5.0)

Pro forma adjustment to cash and cash equivalents	$(162.9)

(i)

Includes $51.4 million of deferred debt issuance costs and original issue discount, which are reflected as an offset to debt in the pro forma condensed combined balance sheet (as described in 4(A) below), and $99.9 million of one-time acquisition costs incurred after September 30, 2021 (as described in 4(C) below), which have been expensed as incurred.

(A)

Reflects the elimination of the impact of historical transactions between TransUnion and Neustar, which are treated as intercompany transactions in the pro forma financial statements, as well as an adjustment to reflect changes in book value in accounts receivables and accounts payable from September 30, 2021 to the date of acquisition.

Pro forma adjustment to remove:	Year Ended December 31, 2020	Nine Months ended September 30, 2021
Revenues and cost of service	$(1.9)	$(0.8)
Accounts receivable	$—	$2.0
Accounts payable	$—	$14.3

(B)	Reflects the impact of the purchase price allocation as described above including:

(i)

The recognition of the fair value of intangible assets acquired, offset by the historical intangible assets of Neustar. The estimated fair value of intangible assets is related to customer relationships, developed technology and trade names. The estimated weighted average useful life of the intangible assets is 16 years.

	Neustar intangible assets
	Weighted-Average Amortization Period	Fair Value
Customer relationships	18	$1,183.0
Developed technology	10	320.0
Trade names and trademarks	1	10.0

Total	16	1,513.0
Less: Historical Neustar intangible assets		(395.4)

Pro forma adjustment to intangible assets		$1,117.6

(ii)

The proforma adjustment represents the estimated amortization expense, which is calculated based on fair value of the intangible assets acquired and the assumed intangible asset weighted average life of 16 years, offset by Neustar’s historical amortization expense.

	Amortization Expense
(in millions)	Year Ended December 31, 2020	Nine months ended September 30, 2021
Total pro forma intangible asset amortization	$107.0	$80.2
Less: Neustar amortization, as reported	(97.8)	(66.8)

Pro forma adjustment to depreciation and amortization expense	$9.2	$13.4

Note 4 – Acquisition Financing

(A)	Reflects the impact of the financing transactions (in millions):

		Interest Expense
	Amount	Year Ended December 31, 2020	Nine months ended September 30, 2021
Incremental Term B-6 Loan (i)	$3,100.0	$(85.3)	$(64.0)
Less: Amortization of OID (i)	(7.8)	(1.1)	(0.8)
Less: Debt issuance costs (i)	(43.6)	(6.2)	(4.7)
Less: Neustar debt not assumed (ii)	(1,310.5)	99.8	67.9

Pro forma adjustment (iii)	$1,738.1	$7.2	$(1.6)

(i)

On December 1, 2021 TransUnion entered into an incremental Term B-6 Loan in connection with the acquisition of Neustar. The borrowings were used to fund the purchase price for Neustar inclusive of the repayment of Neustar’s historical long-term debt. The pro forma adjustment related to the incremental Term B-6 Loan is based on $3,100 million loan issued at 2.75% over a seven-year term, offset by $43.6 million debt issuance costs and $7.8 million of original issue discount.

(ii)

This adjustment represents the Neustar historical debt and unamortized debt issuance costs as of September 30, 2021 that were not acquired by TransUnion. The Neustar historical interest expense and amortized debt issuance costs are removed from the income statement for the year-ended December 31, 2020 and nine months ended September 30, 2021.

(iii)

The short-term component of debt was $31.2 million and long-term portion of debt was $1,706.9 million. A change of 1/8% in the interest rate on the incremental Term B-6 Loan would result in a change in interest expense of $3.8 million and $2.9 million for the year ended December 31, 2020 and nine months ended September 30, 2021.

(B)	Represents the impact of the Neustar Acquisition and the Acquisition Financing transactions including the following (in millions):

	Accumulated Other Comprehensive Income	Retained Earnings	Total
Eliminate historical Neustar balances	$(0.1)	$9.5	$9.4
Less: One-time acquisition costs (C)	—	(99.9)	(99.9)

Pro forma adjustment	$(0.1)	$(90.4)	$(90.5)

(C)	The following reflects the impact of the transactions of other income and expense costs as follows (in millions):

	Year Ended December 31, 2020	Nine months ended September 30, 2021
One-time acquisition costs (i)	$(99.9)	$—

Pro forma adjustment to Other income (expense), net	$ (99.9)	$—

(i)

The historical income statements of TransUnion and Neustar reflect acquisition costs of $12.1 million and $5.9 million, respectively, incurred during the nine months ended September 30, 2021. Subsequent to September 30, 2021, TransUnion and Neustar incurred an additional $99.9 million of acquisition costs in connection with the Neustar Acquisition. Accordingly, an adjustment for this amount was recorded as a one-time expense incurred within twelve months of the Neustar Acquisition.

(D)

The estimated tax impact is based on an assumed tax rate of 25%, which is the estimated TransUnion weighted average statutory rate. Any tax benefit reflected related to the pro forma adjustments may be subject to a valuation allowance. Because the adjustments contained in the unaudited pro forma combined financial information are based on estimates, the effective tax rate herein will likely vary from the effective rate in periods subsequent to the Neustar acquisition.